Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Heska Corporation’s Registration Statements on Form S-8 (File Nos. 333-30951, 333-34111, 333-47129, 333-72155, 333-38138, 333-39448, 333-55112, 333-82096, 333-89738, 333-102871, 333-106679, 333-112701, 333-115995, 333-123196, 333-132916, 333-141737, 333-194120, 333-194122, 333-195734, 333-204036, 333-211567, 333-225112, 333-238006, 333-238008, and 333-255803) and Form S-3 (File Nos. 333-238005, 333-253700, and 333-262795) of our report dated February 28, 2020, except for the effects of the change in segments described in Notes 2 and 18, as to which the date is February 26, 2021, relating to the statements of loss, comprehensive loss, stockholders' equity, and cash flows for the year ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”) of Heska Corporation, which appear in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC
Denver, Colorado
February 28, 2022